EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25233, 333-48789, 333-48795, 333-48815, 333-108092 and 333-155298 on Form S-8 of Regal Beloit Corporation of our report dated June 28, 2010, relating to the financial statements and supplemental schedules of the Regal Beloit Corporation Retirement Saving Plan, appearing in this Annual Report on Form 11-K of Regal Beloit Corporation Retirement Savings Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, WI
June 28, 2010